Exhibit 23.1


                  Consent of Independent Auditors


The Stockholders and Board of Directors
The Gillette Company:



We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ KPMG Peat Marwick
                                       KPMG Peat Marwick

Boston, Massachusetts
October 31, 1994